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                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Selected Consolidated Financial Data," and "Experts" and to the use of our report dated January 29, 1999, except for Note 7, as to which the date is July 7, 1999, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-78813) and related Prospectus of drugstore.com, inc. for the registration of 5,750,000 shares of its common stock.

                                          Ernst & Young LLP

Seattle, Washington
July 8, 1999